November 1, 2014

Harbor Capital Advisors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606-4302

Re:	Investment Advisory Agreement – Harbor Target Retirement Funds (the “Agreement”)

Ladies and Gentlemen:

Attached is an amendment to the Agreement dated July 1, 2013 between Harbor Funds (the “Trust”) and you. Pursuant to §9 of the Agreement, the Trust proposes that the Agreement be amended to replace Schedule A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

With respect to the provisions of §8 of the Agreement, the Agreement shall remain in force until July 1, 2015 for each fund listed on Schedule A except Harbor Target Retirement 2055 Fund, in which case the Agreement shall remain in force until November 1, 2016. The Agreement shall continue from year-to-year after July 1, 2015 for each fund listed on Schedule A except Harbor Target Retirement 2055 Fund and from year-to-year after November 1, 2016 for Harbor Target Retirement 2055 Fund, but in each case only so long as such continuance with respect to each fund is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,
Harbor Funds
By:
David G. Van Hooser President

Agreed and Accepted:

Harbor Capital Advisors, Inc.

By:
Charles F. McCain Executive Vice President

P.O. Box 804660  |  Chicago, Illinois 60680-4108

800-422-1050  |  www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

SCHEDULE A

Harbor Target Retirement Income Fund

Harbor Target Retirement 2015 Fund

Harbor Target Retirement 2020 Fund

Harbor Target Retirement 2025 Fund

Harbor Target Retirement 2030 Fund

Harbor Target Retirement 2035 Fund

Harbor Target Retirement 2040 Fund

Harbor Target Retirement 2045 Fund

Harbor Target Retirement 2050 Fund

Harbor Target Retirement 2055 Fund

P.O. Box 804660  |  Chicago, Illinois 60680-4108

800-422-1050  |  www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.